Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2012 FOURTH QUARTER AND FULL YEAR AND
PROVIDES INITIAL FISCAL 2013 GUIDANCE

Melville, New York – September 26, 2012 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2012.

Net sales for the fourth quarter and full year of fiscal 2012 were $112.8 million and $425.1 million, respectively, as compared to $140.3 million and $612.4 million for the same periods in fiscal 2011. The fourth quarter and full year decrease in sales is primarily due to lower net sales, as expected, in the Company’s mobile data communications segment which was due to lower MTS and BFT-1 sales to the U.S. Army.

Excluding $2.6 million of charges and expenses associated with a restructuring plan to wind-down the Company’s mobile data communications segment’s microsatellite product line and $2.6 million of costs incurred in the first quarter of fiscal 2012 related to a withdrawn fiscal 2011 contested proxy solicitation, the Company reported Non-GAAP diluted earnings per share (“EPS”) of $0.45 and $1.55 for the fourth quarter and full fiscal year ended July 31, 2012, respectively. GAAP diluted EPS was $0.38 and $1.42 for the fourth quarter and full fiscal year ended July 31, 2012, respectively, as compared to $0.42 and $2.22 for the comparative periods in fiscal 2011.

Adjusted EBITDA was $21.6 million and $76.2 million for the fourth quarter of fiscal 2012 and the full fiscal year ended July 31, 2012, respectively.

The Company also announced initial financial guidance for its July 31, 2013 fiscal year. The Company projects that sales for fiscal 2013 will be between $375.0 million and $395.0 million, which assumes virtually no revenue generated from its microsatellite product line. GAAP diluted EPS is expected to be between $1.40 and $1.50 and includes additional microsatellite product line restructuring charges of approximately $1.0 million, which are expected to be recorded in the first quarter. Adjusted EBITDA for fiscal 2013 is expected to be in the range of $70.0 million to $74.0 million.

In commenting on the Company’s performance and business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “Although market conditions remain challenging, we posted solid results in the fourth quarter and achieved our highest level of quarterly bookings in fiscal 2012.”

Mr. Kornberg added, “We enter fiscal 2013 with optimism and we continue to take steps to focus on our core businesses and to appropriately respond to the ever-changing business environment.”

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Selected Fiscal 2012 Fourth Quarter and Full Year Financial Metrics and Other Items

•	Backlog as of July 31, 2012 was $153.9 million compared to $145.0 million as of July 31, 2011.

•
Total bookings for the three and twelve months ended July 31, 2012 were $129.3 million and $434.0 million, respectively, compared to $89.1 million and $419.3 million for the three and twelve months ended July 31, 2011, respectively.

•
During the fourth quarter of fiscal 2012, due to ongoing and anticipated future pressure on our U.S. government customer to reduce its spending, the Company adopted a restructuring plan to wind-down its mobile data communications segment’s microsatellite product line. In connection with this plan, the Company recorded a pre-tax restructuring charge of $2.6 million (of which $0.7 million relates to accelerated depreciation of fixed assets that will no longer be used). The Company expects to record approximately $1.0 million of additional restructuring charges and expenses during the first quarter of fiscal 2013.

•
Adjusted EBITDA was $21.6 million and $76.2 million for the three and twelve months ended July 31, 2012, respectively, as compared to $27.8 million and $135.5 million for the three and twelve months ended July 31, 2011, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company’s effective income tax rate in the fourth quarter of fiscal 2012 was 35.5%, which includes a net discrete tax expense of approximately $0.1 million. The Company’s effective income tax rate of 26.4% for the twelve months ended July 31, 2012 reflects a net discrete tax benefit of $3.8 million. The Company’s effective income tax rate for the twelve months ending July 31, 2013 is expected to approximate 34.5%, excluding any discrete tax adjustments.

•
At July 31, 2012, the Company had $367.9 million of cash and cash equivalents which does not reflect a quarterly dividend payment of $4.8 million which was paid on August 20, 2012. During the twelve months ended July 31, 2012, the Company paid cash dividends of $22.6 million to its stockholders.

•
During the twelve months ended July 31, 2012, the Company repurchased 7,055,614 shares of its common stock at an aggregate cost of approximately $217.4 million (including transaction costs). Since establishing the Company’s first repurchase program on September 23, 2010, the Company has purchased a total of 11,353,122 shares of common stock for approximately $339.0 million (including transaction costs). The Company can make additional repurchases of up to $11.3 million pursuant to its existing $250.0 million repurchase program.

•	Additional information about the Company’s fiscal 2013 guidance is contained in the Company’s fourth quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, September 27, 2012. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 894-5910 (domestic), or (785) 424-1052 (international) and using the conference I.D. of “Comtech.”  A replay of the conference call will be available for seven days by dialing (800) 723-0520 or (402) 220-2653. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters, risks associated with certain U.S. government investigations; risks associated with the Company’s BFT-1 contract, including its ongoing negotiations with the U.S. Army regarding pricing for the engineering services, program management and satellite network operations under its sustainment contract awarded in March 2012, and the post-award audit of its BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended July 31,
	2012			2011
	Non-GAAP	Microsatellite Product Line Restructuring Adjustments	GAAP	GAAP

Net sales	$112,775,000	-	112,775,000	140,327,000
Cost of sales	62,370,000	1,270,000	63,640,000	81,396,000
Gross profit	50,405,000	(1,270,000)	49,135,000	58,931,000

Expenses:
Selling, general and administrative	22,050,000	1,307,000	23,357,000	24,399,000
Research and development	9,880,000	-	9,880,000	11,970,000
Amortization of intangibles	1,600,000	-	1,600,000	2,027,000
	33,530,000	1,307,000	34,837,000	38,396,000

Operating income (loss)	16,875,000	(2,577,000)	14,298,000	20,535,000

Other expenses (income):
Interest expense	2,311,000	-	2,311,000	2,127,000
Interest income and other	(295,000)	-	(295,000)	(544,000)

Income (loss) before provision for income taxes	14,859,000	(2,577,000)	12,282,000	18,952,000
Provision for (benefit from) income taxes	5,256,000	(902,000)	4,354,000	7,064,000

Net income (loss)	$9,603,000	(1,675,000)	7,928,000	11,888,000

Net income (loss) per share:
Basic	$0.54	(0.09)	0.45	0.47
Diluted	$0.45	(0.07)	0.38	0.42

Weighted average number of common shares outstanding – basic	17,756,000	17,756,000	17,756,000	25,454,000

Weighted average number of common and common equivalent shares outstanding – diluted	23,777,000	23,777,000	23,777,000	31,300,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.275		0.275	0.25

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations, continued

	Twelve months ended July 31,
	2012			2011
	Non-GAAP (Unaudited)	Microsatellite Product Line Restructuring and Proxy Costs Adjustments (Unaudited)	GAAP (Audited)	GAAP (Audited)

Net sales	$425,070,000	-	425,070,000	612,379,000
Cost of sales	240,291,000	1,270,000	241,561,000	371,333,000
Gross profit	184,779,000	(1,270,000)	183,509,000	241,046,000

Expenses:
Selling, general and administrative	83,161,000	3,945,000	87,106,000	94,141,000
Research and development	38,489,000	-	38,489,000	43,516,000
Amortization of intangibles	6,637,000	-	6,637,000	8,091,000
Merger termination fee, net	-	-	-	(12,500,000)
	128,287,000	3,945,000	132,232,000	133,248,000

Operating income (loss)	56,492,000	(5,215,000)	51,277,000	107,798,000

Other expenses (income):
Interest expense	8,832,000	-	8,832,000	8,415,000
Interest income and other	(1,595,000)	-	(1,595,000)	(2,421,000)

Income (loss) before provision for income taxes	49,255,000	(5,215,000)	44,040,000	101,804,000
Provision for (benefit from) income taxes	13,449,000	(1,825,000)	11,624,000	33,909,000

Net income (loss)	$35,806,000	(3,390,000)	32,416,000	67,895,000

Net income (loss) per share:
Basic	$1.79	(0.17)	1.62	2.53
Diluted	$1.55	(0.13)	1.42	2.22

Weighted average number of common shares outstanding – basic	19,995,000	19,995,000	19,995,000	26,842,000

Weighted average number of common and common equivalent shares outstanding – diluted	25,991,000	25,991,000	25,991,000	32,623,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$1.10		1.10	1.00

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Audited)

	July 31, 2012	July 31, 2011
Assets
Current assets:
Cash and cash equivalents	$367,894,000	558,804,000
Accounts receivable, net	56,242,000	70,801,000
Inventories, net	72,361,000	74,661,000
Prepaid expenses and other current assets	8,196,000	7,270,000
Deferred tax asset, net	12,183,000	11,529,000
Total current assets	516,876,000	723,065,000

Property, plant and equipment, net	22,832,000	26,638,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	38,833,000	45,470,000
Deferred tax asset, net, non-current	438,000	-
Deferred financing costs, net	2,487,000	3,823,000
Other assets, net	958,000	1,159,000
Total assets	$719,778,000	937,509,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,967,000	23,501,000
Accrued expenses and other current liabilities	40,870,000	49,858,000
Dividends payable	4,773,000	6,100,000
Customer advances and deposits	14,516,000	11,011,000
Interest payable	1,529,000	1,531,000
Income taxes payable	-	4,056,000
Total current liabilities	82,655,000	96,057,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	5,098,000	6,360,000
Income taxes payable	2,624,000	3,811,000
Deferred tax liability	-	2,101,000
Total liabilities	290,377,000	308,329,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 28,931,679 shares and 28,731,265 shares at July 31, 2012 and July 31, 2011, respectively	2,893,000	2,873,000
Additional paid-in capital	361,458,000	355,001,000
Retained earnings	404,227,000	393,109,000
	768,578,000	750,983,000
Less:
Treasury stock, at cost (11,564,059 shares and 4,508,445 shares at July 31, 2012 and July 31, 2011, respectively)	(339,177,000)	(121,803,000)
Total stockholders’ equity	429,401,000	629,180,000
Total liabilities and stockholders’ equity	$719,778,000	937,509,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2012	2011	2012	2011

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$7,928,000	11,888,000	32,416,000	67,895,000
Income taxes	4,354,000	7,064,000	11,624,000	33,909,000
Net interest expense and other	2,016,000	1,583,000	7,237,000	5,994,000
Amortization of stock-based compensation	854,000	1,380,000	3,572,000	5,357,000
Depreciation and other amortization	3,906,000	5,928,000	16,162,000	22,344,000
Accelerated depreciation expense related to the wind-down of microsatellite product line	680,000	-	680,000	-
Other restructuring charges related to the wind-down of microsatellite product line	1,897,000	-	1,897,000	-
Costs related to withdrawn fiscal 2011 contested proxy solicitation	-	-	2,638,000	-
Adjusted EBITDA	$21,635,000	27,843,000	76,226,000	135,499,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, accelerated depreciation expense and other restructuring charges related to the wind-down of the Company’s mobile data communications segment’s microsatellite product line and costs related to a withdrawn fiscal 2011 contested proxy solicitation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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